EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                              ZXS CORPORATION, INC.

Article #1: The name of the corporation is:
                              ZXS Corporation, Inc.

Article #2: The name and address of the Resident Agent is:
                              PARACORP INCORPORATED
                           401 RYLAND STREET STE. 330
                               RENO, NEVADA 89502

Article #3: The type of business is to engage in any legal activity which a corporation may be organized under the General Corporation Law of Nevada.

Article #4: The total authorized capital of the corporation is 1,000 shares of common stock with no par value.

Article #5: The governing board of the corporation is one director. The number of directors may be changed by the board. The director is as follows:

Richard Smitten 9743 Olympic Boulevard Beverly Hills, CA 90212

Article #6: All shares are non-assessable at this time.

Article #7: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

Article #8: The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under Nevada law.

Article #9 The corporation shall have perpetual existence.

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Article #10 The name and address of the Incorporator is as follows:

Bruce K Codding 400 West King Street, Suite 404 Carson City, NV 89703





                                            /s/
                                            -----------------------------------
                                                  Bruce K Codding
                                                  Incorporator


STATE OF NEVADA

CARSON CITY

On June 7, 1994, Bruce K. Codding personally appeared before me, a notary public, and I acknowledge that Bruce K. Codding executed the above instrument.





                                            /s/
                                            -----------------------------------
                                                 Signature of Notary

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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                              ZXS CORPORATION, INC.

We the undersigned Robert K. Kelly, President & Secretary of:

                              ZXS CORPORATION, INC.

Do hereby certify:
That the Board of Directors of said corporation at a meeting duly convened and held on the 291h day of February, 2000, adopted a resolution to amend the original articles as follows:

Article # 1 is hereby amended to read as follows: ZXS CORPORATIONS, INC. changes its name to COMMERCIAL EVALUATIONS, INC. That from this point on the new name of the corporation shall be COMMERCIAL EVALUATIONS, INC.

Article # 4 is hereby amended to read as follows: The amount of capital stick authorized is Fifty Million (50,000,000) shares of common stick having a par value of $0.001 per share.

The said change(s) and amendment has been consented to and approved by 100% of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote.





                                            /s/
                                            -----------------------------------
                                                Signature of President

                                            /s/
                                            -----------------------------------
                                                Signature of Secretary


State of Nevada )
)ss
County of Clark )

On the 29th day of February, 2000, personally known to me to be the persons whose names are subscribed to the within document and acknowledged to me that they executed the same in their authorized capacity.





                                            /s/
                                            -----------------------------------
                                                Signature of Notary Public

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                                 STATE OF NEVADA

                               SECRETARY OF STATE

                          CERTIFICATE OF REINSTATEMENT

I, DEAN HELLER, the duly elected Secretary of State of the State of Nevada, do hereby certify that ZXS CORPORATION, INC. a Corporation formed under the laws of the State of NEVADA having paid all filing fees, licenses, penalties and costs, in accordance with the provisions of Title 7 of the Nevada Revised Statutes as amended, for the years and in the amounts as follows:



          1996-1997      List of officers/directors + penalty        $ 100
          1997-1998      List of officers/directors + penalty        $ 100
          1998-1999      List of officers/directors + penalty        $ 100
                         List of officers/directors + penalty        $ 100
          Reinstatement                                              $  50
          Total                                                      $ 450



and otherwise complied with the provisions of said section, the said corporation has been reinstated, and that by virtue of such reinstatement it is authorized to transact its business in the same manner as if the aforesaid filing fees, licenses, penalties and costs had been paid when due.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, on February 29, 2000.





                                            /s/
                                            -----------------------------------
                                                 Secretary of State



                                            By:

                                            /s/
                                            -----------------------------------
                                                 Certification Clerk

                                      (4)